EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
--------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE
(amounts in thousands, except per share)

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

Primary Earnings per Share:

                                               For the Quarter Ended                    For the Nine Months Ended
                                                   September 30,                              September 30,
                                        ---------------------------------            -------------------------------
                                             1997                 1996                   1997                 1996
                                        -------------        ------------            ------------     --------------
Net income before gain on sale of
     real estate investments (a)        $  12,986,000         $ 9,767,000             $35,603,000     $   27,003,000
                                        =============         ===========             ===========     ==============
Weighted average shares outstanding
                                           37,020,000          32,810,000              34,790,000         29,740,000
                                        =============         ===========             ===========     ==============

Computation                             $         .35         $       .30             $      1.02     $          .91
                                        =============         ===========             ===========     ==============
Net gain on sales of real estate
     investments (a)                    $   2,557,000         $49,352,000             $28,160,000     $   49,578,000
                                        =============         ===========             ===========     ==============

Computation                             $         .07         $      1.50             $       .81     $         1.67
                                        =============         ===========             ===========     ==============

Net income                              $  15,543,000         $59,119,000             $63,763,000     $   76,581,000
                                        =============         ===========             ===========     ==============

EARNINGS PER SHARE (a)                  $         .42         $      1.80             $      1.83     $        2.58
                                        =============         ===========             ===========     ==============

Additional Primary Computation:

                                                  For the Quarter Ended                          For the Nine Months Ended
                                                      September 30,                                     September 30,
                                      --------------------------------------------      ------------------------------------------
                                             1997                1996                        1997                   1996
                                      -------------------   ----------------------      -----------------    ---------------------
Net income (a)                             $15,543,000             $59,119,000             $63,763,000           $   76,581,000
                                           ===========             ===========             ===========           ==============
Weighted average shares outstanding
                                            37,020,000              32,810,000              34,790,000               29,740,000

Additional adjustment for dilutive
     effect of outstanding options
     (as determined by the
     application of the treasury
     stock method)                             610,000                 360,000                 665,000                  210,000
                                           -----------              -----------            -------------          --------------
Weighted average number of shares
     outstanding, as adjusted
                                            37,630,000              33,170,000              35,455,000               29,950,000
                                          ============             ============            ===========           ==============
Primary earnings per share, as
     adjusted (b)                          $       .41             $      1.78             $      1.80           $         2.56
                                           ===========             ===========             ===========           ==============

Fully Diluted Earnings per Share:

                                           For the Quarter Ended             For the Nine Months Ended
                                               September 30,                     September 30,
                                        -----------------------------     ---------------------------
                                             1997            1996            1997             1996
                                        -------------     -----------     -----------     -----------

Net income (a)                            $15,543,000     $59,119,000     $63,763,000     $76,581,000
                                          ===========     ===========     ===========     ===========

Weighted average shares outstanding
                                           37,020,000      32,810,000      34,790,000      29,740,000
Additional adjustment for dilutive
     effect of outstanding options
     (as determined by the
     application of the treasury
     stock method)                            699,000         360,000         794,000         270,000
                                          -----------     -----------     -----------     -----------
Weighted average number of shares, as
     adjusted                              37,719,000      33,170,000      35,584,000      30,010,000
                                          ===========     ===========      ==========     ===========

Fully diluted earnings per share as
     adjusted (b)                         $       .41     $      1.78     $      1.79     $      2.55
                                          ===========     ===========     ===========     ===========


(a) These amounts agree with the related amounts in the Statements of Income.
(b) This calculation is submitted in accordance with Regulation S-K, item 601(b)11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                       2